American Skandia Life
                                                      Assurance Corporation
                                                      One Corporate Drive
                                                      P.O. Box 883
                                                      Shelton, CT 06464-0883
                                                      Telephone (203) 926-1888
                                                      Fax (203) 925-6932

December 5, 2000

Ronald L. Grooms, Senior Vice President               [SKANDIA ICON] SKANDIA
INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, Colorado 80237

RE: AMENDMENT TO ADMINISTRATIVE SERVICES AND SUPPORT AGREEMENT


Dear Mr. Grooms:


In accordance with Section III(c) of the Administrative Services and Support Agreement between INVESCO Funds Group, Inc. ("INVESCO") and American Skandia Life Assurance Corporation ("American Skandia") dated October 18, 1999 (the "Agreement"), the parties agree to amend Sections III(a) and III(b) of such Agreement related to the amount of the Administration Fee and Support Fee payable under the Agreement.

The Administrative Services Fee payable by INVESCO to American Skandia under
Section III(a) of the Agreement is changed to 0.25% effective as of October 1, 2001.

The Support Fee payable by INVESCO to American Skandia under Section III(b) of the Agreement is increased to 0.30% effective as of October 1, 2001.

Please sign and date both copies of this letter to indicate your agreement to the above amendment. Please retain a copy of the letter for your records and return a copy to me at your earliest convenience.

                                   Sincerely,



                                    /s/ Wade A. Dokken
                                    Wade A. Dokken
                                    President and Chief Executive Officer
                                    American Skandia Life Assurance Corporation


ACKNOWLEDGED AND ACCEPTED

INVESCO Funds Group, Inc.

BY:   /s/ Ronald L. Grooms
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      Ronald L. Grooms, Senior Vice President

Date: 12/14/01
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